Exhibit 10.2.3

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into as of [DATE] between NETLOGIC MICROSYSTEMS, INC., a Delaware corporation (the “Company”), and [GRANTEE] (“Grantee”).

RECITALS:

A. This Agreement authorizes the issuance of restricted shares of common stock to retain the services of Grantee, who was not previously an employee or director of the Company, or following a bona fide period of non-employment of Grantee with the Company, as an inducement material to Grantee’s entering into employment with the Company within the meaning of Rule 4350(i)(1)(A)(iv) of the NASD Marketplace Rules, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

B. The shares of common stock subject to this Agreement are being offered and issued to Grantee pursuant to an action by such compensation committee and effective [DATE].

NOW, THEREFORE, in consideration of the mutual covenants exchanged, the parties agree as follows:

1.	Grant of Shares.

(a) Grant of Shares. The Company agrees to issue to Grantee, and Grantee agrees to accept from the Company, [Number of Shares] shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”). All of the Shares shall be subject to the covenants, conditions and restrictions set forth in this Agreement.

(b) Closing and Delivery. The issuance of the Shares shall be effective immediately upon the action of the compensation committee of the board of directors of the Company, subject to Grantee’s execution of this Agreement. As soon as practicable, the issuance of the Shares shall be recorded in book form as of the Closing Date and shall be subject to the custody and control of the Escrow Agent, as defined below, and after Shares vest, as provided in Section 2(b), the Company shall direct its transfer agent to deposit such Shares with a Company designated broker (the “Designated Broker”).

(c) Rights as Stockholder. Effective as of the date of this Agreement, Grantee shall have all of the rights or privileges of a stockholder of the Company in respect of the Shares, including with respect to voting such Shares and receipt of dividends and distributions on such Shares. If any such dividends or distributions are paid in shares of Company Common Stock, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid.

2.	Vesting Restriction.

(a) Shares Subject To Option To Reacquire. Grantee hereby grants to the Company the option to reacquire all or part of the grant of Shares set forth in Section 1(a) automatically upon the occurrence set forth in subsection (c), but only to the extent such Shares have not vested as provided in subsection (b) or subsection (d).

(b) Vesting Dates. The Shares shall vest as follows:

[Insert Vesting Schedule.]

Shares that have not vested are referred to herein as “Unvested Shares,” and Shares which have vested are referred to herein as “Vested Shares.” All Unvested Shares are forfeitable upon the conditions stated in subsection (c).

(c) Occurrence Permitting Reacquisition of Shares. The Company may reacquire all Unvested Shares if during the term of this Agreement Grantee shall cease to be continuously employed by the Company (including a parent or subsidiary of the Company) or serve as a director or consultant of the Company (including a parent or subsidiary of the Company) for any reason, or no reason, with or without cause, including involuntary termination, death or disability (except as provided in (d), below). Upon the occurrence of such event, the Company shall automatically reacquire all Unvested Shares for surrender and cancellation by Grantee effective upon notice to Grantee and the Escrow Agent, as defined below, or Grantee’s permitted transferee or legal representative, as the case may be, within 90 days after the date thereof. Upon receipt of such notice, Grantee shall (i) no longer have any rights with respect to the Unvested Shares so surrendered and canceled, and (ii) agrees to promptly deliver to the Company, for cancellation, all stock certificates or other documentation evidencing such Shares within the possession, custody or control of Grantee or any agent of Grantee.

(d) Notwithstanding anything in subsection (c) to the contrary in the event of Grantee’s Involuntary Termination of employment within 12 months after the date of this Agreement the vesting of the Shares shall be accelerated such that 50% of the total number of Shares will so vest as of the effective date of such Involuntary Termination. An “Involuntary Termination” is one that occurs by reason of dismissal for any reason other than Misconduct or of voluntary resignation following: (i) a change in position that materially reduces the level of Grantee’s responsibility, (ii) a material reduction in Grantee’s base salary, or (iii) relocation by more than 50 miles from the principal office where Grantee is located at the commencement of employment with the Company; provided that (ii) and (iii) will apply only if Grantee has not consented to the change or relocation. “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by Grantee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Grantee.

3. Adjustments. If, from time to time during the term of this Agreement: (i) there is any stock dividend, distribution or dividend of cash or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company; or (ii) there is any consolidation, merger or sale of all, or substantially all, of the assets of the Company; then in such event, any and all new, substituted or additional securities, cash or other property that Grantee receives or to which Grantee is entitled by reason of Grantee’s ownership of the Shares shall be immediately subject to the provisions of Section 2 and be included in the word “Shares” for all purposes with the same force and effect as the Shares presently subject to this Agreement.

4.	Transfer Restrictions; Legends.

(a) Until the applicable Shares vest they shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this award, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this award and the rights and privileges conferred hereby immediately shall become null and void.

(b) Endorsement on Certificates. The certificates representing the Shares subject to this Agreement shall be endorsed with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS.

(c) Other Legends. The certificates representing the Shares granted pursuant to this Agreement shall also be endorsed with any other legends required by the law or other applicable state blue sky laws.

(d) Stop-Transfer Notices. Grantee agrees that, in order to ensure compliance with the restrictions imposed on the Shares under this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(e) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred notwithstanding such purchaser’s or transferee’s lack of knowledge of such provisions.

(f) Termination of All Restrictions. In the event the restrictions imposed by this Agreement shall be terminated, a new certificate or certificates representing the Shares shall be issued, on request, without the legends referred to in Sections 4(b) and 4(c).

(g) Securities Law Legends. Any transfer or sale of the Shares is further subject to all restrictions on transfer imposed by state or federal securities laws. Accordingly, it is understood and agreed that the certificates representing the Shares shall bear any legends required by such state or federal securities laws.

5. Consent of Spouse/Domestic Partner. If Grantee is married on the date of this Agreement, Grantee’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form attached hereto as Attachment 1 hereto (a “Consent of Spouse”), effective on the date hereof. Such Consent of Spouse shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Shares that do not otherwise exist by operation of law or by agreement of the parties. If Grantee should marry or remarry subsequent to the date of this Agreement, Grantee shall within 30 days thereafter obtain his or her new spouse or domestic partner’s acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by signing a Consent of Spouse.

6. Grantee’s Representations. Grantee hereby represents and warrants to the Company as follows:

(a) Restricted Securities. Grantee understands and acknowledges that:

(i) the share certificate representing the Shares will be stamped with the legends specified in Section 4 hereof; and

(ii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

(b) Further Limitations on Disposition. Without in any way limiting this or other representations set forth above, Grantee further agrees that Grantee shall in no event make any disposition of all or any portion of the Shares unless and until the Shares proposed to be transferred are no longer subject to reacquisition by the Company pursuant to Section 2, if still applicable at the time of the proposed transfer.

7. Escrow. As security for Grantee’s faithful performance of the terms of this Agreement and to ensure the availability for delivery of Grantee’s Shares pursuant to Section 2(c), Grantee agrees, by accepting the Offer and signing this Agreement, to deliver to and deposit with the Company’s Corporate Secretary, as Escrow Agent in this transaction (the “Escrow Agent”), two Stock Assignments duly endorsed by Grantee and his or her spouse or domestic partner (with date and number of Shares blank ) in the form attached hereto as Attachment 2 (the “Stock Assignment”), together with the certificate or certificates evidencing the Shares; which documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions set forth in Attachment 3 (the “Joint Escrow Instructions”). The Joint Escrow Instructions shall be delivered to the Escrow Agent at any closing described under this Agreement.

8. Compliance With Income Tax Laws. Grantee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by federal, state or local laws as a result of the issuance (including vesting and sale) of the Shares to Grantee. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the issuance (including vesting and sale) of the Shares to Grantee, Grantee agrees to pay the Company the amount of such deficiency in cash within five days after receiving notice from the Company to do so, whether or not Grantee is an employee of the Company at that time.

9. Election Pursuant to Section 83(b) of Internal Revenue Code of 1986, as amended. Grantee shall be responsible for filing with the Internal Revenue Service an appropriate written notice of election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, if Grantee wishes to make such an election. Grantee shall notify the Company in writing if Grantee files such an election (a form of which is attached hereto) within 30 days of the date of this Agreement. The Company intends, in the event it does not receive from Grantee evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to Grantee in the absence of such an election. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE

RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON GRANTEE’S BEHALF. GRANTEE FURTHER ACKNOWLEDGES THAT, IF HE OR SHE MAKES THE ELECTION UNDER SECTION 83(b), THE VALUE OF THE SHARES AT THE CLOSING DATE WILL HAVE TO BE REPORTED IN THE 83(b) ELECTION AND AS INCOME ON GRANTEE’S 2006 FEDERAL AND STATE INCOME TAX RETURNS.

10. Not Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Grantee’s employment relationship, for any reason, with or without cause. Grantee understands and acknowledges that (i) his or her employment with the Company is for an unspecified duration and constitutes “at-will” employment, (ii) any representation to the contrary is unauthorized and not valid unless obtained in writing and signed by the President of the Company, and (iii) his or her employment relationship with the Company may be terminated at any time, with or without cause or for any or no cause, at the option either of the Company or Grantee, with or without notice.

11. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, and construed and interpreted in accordance with the laws of California without giving effect to its principles of conflicts of laws.

12. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in a writing signed by the parties to this Agreement. The failure by either party to enforce any of such party’s rights under this Agreement shall not be construed as a waiver of any rights of such party in the absence of such party’s signed written waiver.

13. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event the parties cannot reach a mutually agreeable and enforceable replacement for such provision, (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

14. Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

15. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by electronic mail or facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, by registered or certified mail or by dispatch by an internationally recognized express courier service. Notice sent solely by first class mail, postage prepaid, by registered or certified mail or by dispatch by an internationally recognized express courier service shall be deemed effectively given on the second day following the day sent. Each such notice or other communication shall be sent, (i) if to Grantee, to his or her addresses and numbers set forth on the signature page of this Agreement and (ii) if to the Company, to its principal place of business, to the attention of it Chief Financial Offier, or to such other address or facsimile number or electronic mail address, as the case may be, as the addressee may have designated by notice to the addressor.

16. Counterparts. This Agreement may be executed counterparts.

17. Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Grantee under this Agreement may be assigned only with the prior written consent of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

NETLOGIC MICROSYSTEMS, INC.	GRANTEE

By:

Its:

Mailing Address:

Telephone:

Fax:

E-Mail

DESCRIPTION OF SECTION 83(b) ELECTION

When an employee receives stock of his or her employer and the stock is forfeitable and not transferable until specified vesting requirements have been fulfilled (“unvested” stock), the employee’s income tax consequences are determined under Section 83 of the Internal Revenue Code.

The general rule of Section 83 is that the employee has a taxable event at the time the employer’s repurchase right lapses (i.e., when the stock “vests”). At that time, the employee has ordinary income equal to the excess (the “delta”) of the fair market value of the stock at the time of vesting over the price paid by the employee for the stock. If the stock has appreciated between the time of purchase and the time of vesting, the appreciation will be ordinary income to the employee (as will any delta that existed when the stock was purchased). The holding period of the stock commences when the stock vests and any subsequent appreciation will be capital gain. If the stock is held for more than one year from the vesting date any capital gain will be long term capital gain.

This tax treatment may be viewed as undesirable for two reasons. First, the appreciation of the shares between the purchase date and the vesting date will be ordinary income to the employee. Ordinary income is taxed at federal rates up to 35%, while the maximum federal rate on long-term capital gain generally is 15%, but may be 10% or 5% under certain circumstances. Second, the taxable event that occurs on the vesting date may not coincide with a liquidity event, such as the sale of the corporation. In the absence of a liquidity event, the employee may have a taxable event but no cash with which to pay the taxes.

Pursuant to Section 83(b) of the Internal Revenue Code an employee who receives unvested stock may elect to be taxed at the time the stock is purchased. If the Section 83(b) election is made, the employee will have ordinary income equal to the delta at the time of purchase (rather than at the time the stock vests). If the purchase price is equal to fair market value at the time of purchase (i.e., the delta is zero), there is no income and, consequently, no tax. The holding period commences at the date of purchase and any subsequent appreciation will be capital gain. If the one-year holding period is satisfied, all of the gain will be long term capital gain. Thus, the Section 83(b) election can result in all of the employee’s gain being capital gain and no tax being due until the stock is sold by the employee.

The Section 83(b) election must be filed by the employee and it must be filed with the Internal Revenue Service Center where the employee files his or her income tax returns. The election must be filed not later than 30 days after the stock is purchased or otherwise transferred to the employee. There is no relief for failing to timely file the election. A copy of the election must be provided to the employer and a copy must be included with the employee’s tax return for the taxable year in which the stock is purchased. The Section 83(b) election must be filed even if the purchase price is equal to the fair market value of the stock at time of purchase (i.e., even if the delta is zero).

NOTE: The foregoing is not a complete or thorough discussion of income and other tax consequences of the employee’s purchase of stock and the Company is not hereby rendering any such advice. Grantees are strongly urged to consult their own tax advisors. Stock acquired from the exercise of stock options may subject the employee to additional and different income and tax consequences, none of which are discussed above.

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include in taxpayer’s gross income or alternative minimum taxable income (to the extent applicable under Section 83), as applicable, for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:
NAME OF TAXPAYER’S SPOUSE/DOMESTIC PARTNER:
ADDRESS:
TAXPAYER IDENTIFICATION NO.:
SPOUSE/DOMESTIC PARTNER IDENTIFICATION NO.:
TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows:

shares of the NetLogic Microsystems, Inc. (the “Company”) received pursuant to a Restricted Stock Agreement, dated                              , 20    , between the Company and the taxpayer (the “Agreement”).

3.	The date on which the property was transferred is: , 20__

4.	The property is subject to the following restrictions:

The shares are subject to forfeiture and acquisition by the Company, or its successor or assignee, if the taxpayer ceases to be employed by the Company (including a parent or subsidiary of the Company) or serve as a director or consultant of the Company (including a parent or subsidiary of the Company) for any reason, or no reason, with or without cause, including involuntary termination, death or disability, which right lapses over time as to 50% of the total shares on the first anniversary of the date of the Agreement, as to 25% of the shares six months thereafter and as to the last 25% of the shares on the second anniversary of the Agreement.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

6.	The amount (if any) paid for such property:

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:

The undersigned spouse/domestic partner of taxpayer joins in this election.

Dated:
Spouse/Domestic Partner of Taxpayer

Attachment 1

to Restricted Stock Agreement

CONSENT OF SPOUSE/DOMESTIC PARTNER

I,                                         , [spouse/domestic partner] of                                          acknowledge that I have read the Restricted Stock Agreement dated as of                          , 20    , to which this Consent is attached as Attachment 1 (the “Agreement”) and that I know its contents. I am aware that by its provisions (a) NetLogic Microsystems, Inc. (the “Company”) has the option to reacquire certain Shares of the Company which my [spouse/domestic partner] owns pursuant to the Agreement including any interest I might have therein, if my [spouse/domestic partner] shall cease to be employed by the Company (including a parent or subsidiary of the Company) or serve as a director or consultant of the Company (including a parent or subsidiary of the Company) for any reason, or no reason, with or without cause, including involuntary termination, death or disability; and (b) certain other restrictions are imposed upon the sale or other disposition of the Shares.

I agree that my interest, if any, in the Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Shares shall be similarly bound by the Agreement.

I agree to the option to reacquire described in Section 2 of the Agreement and I hereby consent to any transfer of the Shares in accordance with the provisions of the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of                     , 20    .

Spouse/Domestic Partner

Print Name

Attachment 2

to Restricted Stock Agreement

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned(s) hereby sell(s), assign(s) and transfer(s) unto                                         ,                                          (            ) shares of the Common Stock of NetLogic Microsystems, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by book entry lot No.                                   or Certificate No.                     , and does hereby irrevocably constitute and appoint said corporation as the undersigned’s agent and attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:
Grantee
Print Name:

Spouse or Domestic Partner
Print Name:

Attachment 2

To Restricted Stock Agreement

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned(s) hereby sell(s), assign(s) and transfer(s) unto                                         ,                                          (            ) shares of the Common Stock of NetLogic Microsystems, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by book entry lot No.              or Certificate No.                     , and does hereby irrevocably constitute and appoint said corporation as the undersigned’s agent and attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:
Grantee
Print Name:

Spouse or Domestic Partner
Print Name:

Attachment 3

to Restricted Stock Agreement

JOINT ESCROW INSTRUCTIONS

                    , 2007

Corporate Secretary

NetLogic Microsystems, Inc.

1875 Charleston Road

Mountain View, CA 94043

Dear Escrow Agent:

As Escrow Agent for both NetLogic Microsystems, Inc., a Delaware corporation (the “Company”), and [GRANTEE], the undersigned acquiror of common stock (the “Shares”) of the Company (the “Grantee”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the “Agreement”), dated as of the date hereof, to which a copy of these Joint Escrow Instructions is attached as Attachment 3, in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) shall reacquire the Shares pursuant to Section 2(c) of the Agreement, the Company shall give to Grantee and you a written notice specifying the number of Shares reacquired.

2. Promptly after receipt of such notice, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver same, together with the certificates evidencing the Shares to be transferred, to the Company.

3. Grantee irrevocably authorizes the Company to deposit with you any certificates evidencing the Shares to be held by you hereunder and any additions and substitutions to said Shares as defined in the Agreement. Grantee does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated. Subject to the provisions of this Section 3, Grantee shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

4. This escrow shall terminate at such time as the Shares have vested according to Section 2(a) of the Agreement.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Grantee, you shall deliver all of same to Grantee and shall be discharged of all further obligations hereunder.

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6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Grantee while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of any failure to confirm the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary or proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefore.

12. If you reasonably require other or further instructions in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or rights of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by electronic mail or facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, by registered or certified mail or by dispatch by an internationally recognized express courier service. Notice sent solely by first class mail, postage prepaid, by registered or certified mail or by dispatch by an internationally recognized express courier service shall be deemed effectively given on the second day following the day sent. Each such notice or other

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communication shall be sent to the addresses and numbers set forth below, or to such other address or facsimile number or electronic mail address, as the case may be, as the addressee may have designated by notice to the addressor.

Company:	NetLogic Microsystems, Inc.
1875 Charleston Road
Mountain View, CA 94043
Attention: General Counsel
Telephone: (650) 961-6676
Facsimile: (650) 961-1092

Grantee:

Telephone:

Facsimile:

E-Mail:

Escrow Agent:	NetLogic Microsystems, Inc.
1875 Charleston Road
Mountain View, CA 94043
Attention: Corporate Secretary
Telephone: (650) 961-6676
Facsimile: (650) 961-1092

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

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17. This instrument may be executed in counterparts and shall be governed by the laws of Delaware.

Company:	NETLOGIC MICROSYSTEMS, INC.

By:

Escrow Agent:	NETLOGIC MICROSYSTEMS, INC.

By:

Grantee:	By:
Signature

Print Name

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